UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2005

Sepracor Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On September 7, 2005, Sepracor Inc. (“Sepracor”) announced that the U.S. Food and Drug Administration (the “FDA”) has received an abbreviated new drug application (“ANDA”) from Breath Limited for a generic version of levalbuterol hydrochloride inhalation solution.  Breath Limited’s submission includes a Paragraph IV certification alleging that Sepracor’s patents listed in the Orange Book for XOPENEX® inhalation solution are invalid, unenforceable or not infringed by Breath Limited’s proposed product.

Should Sepracor successfully enforce its patents, ANDA approval will not occur until expiration of the applicable patents.  Otherwise, ANDA approval will be stayed for thirty months after the commencement of any patent infringement litigation or until a court decides that Sepracor’s patents are invalid, unenforceable or not infringed, whichever is earlier.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements regarding potential generic competition. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are regulatory, legal and political conditions affecting the pharmaceutical industry and/or the ANDA approval process and certain other factors that may affect future operating results and are detailed in Sepracor’s quarterly report on Form 10-Q for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission.

In addition, the statements in this current report on Form 8-K represent Sepracor’s expectations and beliefs as of the date of this report.  Sepracor anticipates that subsequent events and developments may cause these expectations and beliefs to change.  However, while Sepracor may elect to update these forward-looking statements at some point in the future, it disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Sepracor’s expectations or beliefs as of any date subsequent to the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: September 20, 2005	By:	/s/ Robert F. Scumaci

Robert F. Scumaci
Executive Vice President, Finance and Administration